UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

delaware	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1312 17th Street, Unit 2136

Golden, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

On September 4, 2026, Pablo Castanos notified Golden Minerals Company (the “Company”) of his resignation as President and Chief Executive Officer of the Company, effective September 30, 2026. Mr. Castanos will continue to serve as a member of the Board of Directors of the Company (the “Board”). Mr. Castanos’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of President and Chief Executive Officer

On September 10, 2026, the Board appointed David H. Watkins, a current member of the Board, as President and Chief Executive Officer of the Company, effective September 30, 2026. Mr. Watkins will continue to serve as a member of the Board.

Mr. Watkins, 81, has served as a director of the Company since March 2009. Mr. Watkins is an exploration geologist with over 50 years of experience in the mining industry as a senior executive with major mining companies and with junior exploration and development companies. From 2011 to 2016, Mr. Watkins served as Chairman of Atna Resources Ltd. (“ATNA”), a company engaged in the exploration, development and production of gold properties. Mr. Watkins previously served ATNA as Executive Chairman from June 2010 to June 2011 and Chief Executive Officer from March 2000 to June 2010. From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities including copper, gold, molybdenum, lithium and coal. Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada. Since March 2020, Mr. Watkins has served on the board of directors of Enduro Metals Corporation. Mr. Watkins previously served on the board of directors of Argonaut Gold Inc. (2012–2016), Bearing Lithium Corporation (2012–2014), Camino Minerals Corporation (2010–2015), Canplatts Inc. (2008–2010), Commander Resources Ltd. (2009–2025), Euro Resources S.A. (2006–2024), Landdrill International Inc. (1999–2012), Maudore Minerals Ltd. (2004–2010), Rio Novo Gold Inc. (2011–2015), Valley High Ventures (2009 - 2011). Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston and an M.S. in Geology from Carleton University, Ottawa, and is a graduate of the Executive Business Program of the University of Western Ontario. Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada.

The Company has not entered into an employment agreement with Mr. Watkins or determined his compensation in connection with his appointment. The Company will file an amendment to this Current Report on Form 8-K disclosing any material compensation arrangements made in connection with this appointment when determined.

There is no arrangement or understanding between Mr. Watkins and any other person pursuant to which he was appointed as President and Chief Executive Officer of the Company. Mr. Watkins does not have any family relationship with any of the Company’s other directors or executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Watkins has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01              Regulation FD Disclosure

On September 4, 2026, the Company issued a press release announcing the foregoing management changes and providing an update on its Argentine projects. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 4, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2026

Golden Minerals Company

By:	/s/ Pablo Castanos
	Name:	Pablo Castanos
	Title:	President and Chief Executive Officer

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